Exhibit 99.1
[DELL LETTERHEAD]
July 28, 2008
Dear Current or Former 401(k) Plan Participant:
          This letter and the accompanying document called a “Prospectus” contain important information.
          Dell Inc. is sending you these materials because you are a current or former participant in the Dell Inc. 401(k) Plan (the “Plan”) and acquired shares of our common stock, par value $0.01 per share, as part of units in the Plan’s Dell Stock Fund (the “Units”) during the period from March 31, 2006 through April 3, 2007 (the “Purchase Period”). We are offering to buy back Units at the original purchase price plus interest, or reimburse you for losses you may have incurred if you have sold Units. This offer is called a “Rescission Offer.” We are making the Rescission Offer because we discovered that the number of shares included in the Units sold exceeded the number of shares registered with the Securities and Exchange Commission (SEC) for sale to participants in the Plan.
          If you hold Units purchased during the Purchase Period in the Dell Stock Fund as of September 26, 2008, all transactions relating to your Plan account will be suspended temporarily on September 26, 2008, regardless of whether you accept the Rescission Offer and whether we repurchase your Units. At present, we do not expect this suspension to last more than 3 business days. See “Notice of Blackout Period” in the attached Prospectus for more information.
          To help you further understand this offer, please review the Prospectus contained in this package. A Rescission Offer Acceptance Form accompanies the enclosed Prospectus. We urge you to review the Prospectus carefully before deciding whether or not to execute and return the Rescission Offer Acceptance Form.
          The Rescission Offer deadline is September 26, 2008. If you want to accept the Rescission Offer, your acceptance form must be received at the address indicated on your acceptance form on or before this deadline.
          We encourage you to read the entire Prospectus for complete information. If you have questions after reading this material, please call the Dell Inc. Rescission Offer Call Center by dialing your country’s international long distance access code followed by 877-888-4601, Monday through Friday between the hours of 8:00 a.m. and 8:00 p.m., U.S. Central Time.
Regards,
Dell Inc.

Dear 401(k) Plan Participant:
This e-mail and the linked document posted on the intranet called a Form S-1 Prospectus contain important information.
Dell Inc. is sending you these materials because you are a current participant in the Dell Inc. 401(k) Plan (the “Plan”) and acquired shares of our common stock, par value $0.01 per share, as part of units in the Plan’s Dell Stock Fund (the “Units”) during the period from March 31, 2006 through April 3, 2007 (the “Purchase Period”). We are offering to buy back Units at the original purchase price plus interest, or reimburse you for losses you may have incurred if you have sold Units. This offer is called a “Rescission Offer.” We are making the Rescission Offer because we discovered that the number of shares included in the Units sold exceeded the number of shares registered with the Securities and Exchange Commission (SEC) for sale to participants in the Plan.
If you hold Units purchased during the Purchase Period in the Dell Stock Fund as of September 26, 2008, all transactions relating to your Plan account will be suspended temporarily on September 26, 2008, regardless of whether you accept the Rescission Offer or whether or not we repurchase your Units. At present, we do not expect this suspension to last more than 3 business days. See “Notice of Blackout Period” in the Prospectus for more information.
To help you further understand this offer, please review the Prospectus located at {insert link}. A Rescission Offer Acceptance Form will be mailed to you at your home address. If you have not received the Rescission Offer Acceptance Form by August 11, 2008, please call the Dell Inc. Rescission Offer Call Center by dialing your country’s international long distance access code followed by 877-888-4601 to request a copy of the form. We urge you to review the Prospectus carefully before deciding whether or not to execute and return the Rescission Offer Acceptance Form.
The Rescission Offer deadline is September 26, 2008. If you want to accept the Rescission Offer, your acceptance form must be received at the address indicated on your acceptance form on or before this deadline.
We encourage you to read the entire Prospectus for complete information. If you have questions after reading this material, please call the Dell Inc. Rescission Offer Call Center by dialing your country’s international long distance access code followed by 877-888-4601, Monday through Friday between the hours of 8:00 a.m. and 8:00 p.m., U.S. Central Time.

[DELL LETTERHEAD]
July 28, 2008
Dear Current or Former 401(k) Plan Participant:
Enclosed please find the Rescission Offer Acceptance Form for the Dell Inc. 401(k) Plan Rescission Offer. You should have already received an email containing a link to a Prospectus, which sets forth detailed information regarding the Rescission Offer and which can be viewed on the Dell intranet at {insert link}. We urge you to review the Prospectus carefully before deciding whether or not to execute and return the Rescission Offer Acceptance Form. If you do not have access to the Dell intranet, you may request a copy of the Prospectus by calling the Dell Inc. Rescission Offer Call Center at the phone number below.
If you have questions after reading the materials or wish to request a copy of the Prospectus, please call the Dell Inc. Rescission Offer Call Center by dialing your country’s international long distance access code followed by 877-888-4601, Monday through Friday between the hours of 8:00 a.m. and 8:00 p.m., U.S. Central Time.